Exhibit 10.24
FORM OF
ECHOSTAR HOLDING CORPORATION
2008 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
I. Purpose
     The EchoStar Holding Corporation Non-employee Director Stock Option Plan (the “Plan”) provides for the grant of Stock Options to Non-employee Directors of EchoStar Holding Corporation (the “Company”) in order to advance the interests of the Company through the motivation, attraction and retention of its Non-employee Directors.
II. Non-Incentive Stock Options
     The Stock Options granted under the Plan shall be non-statutory stock options (“NSOs”) which are intended to be options that do not quality as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
III. Administration
     A. Committee. The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee of two or more directors (the “Committee”). The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Option granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order to conform to any regulations or to any change in any law or regulation applicable thereto. The Board may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in this Plan to the “Committee” shall be deemed to refer to the Board of Directors whenever the Board is discharging the powers and responsibilities of the Committee. The Committee may determine the extent to which any Stock Option under the Plan is required to comply, or not comply, with Section 409A of the Code.
     B. Actions of Committee. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.
     C. In exercising its power and authority hereunder with respect to Replacement and Substitute Awards, as defined in Section IV below, held by certain current and former directors of EchoStar Communications Corporation, including any subsidiary or affiliate (collectively, “EchoStar”) (and their respective transferees), the Company shall (i) act in good faith and

(ii) cooperate with and give due regard to any information provided by EchoStar. In addition, with respect to such Replacement and Substitute Awards, the Company shall not, without the prior written consent of the EchoStar Compensation Committee, take any discretionary action to accelerate vesting of any such awards.
IV. Definitions
     A. “Stock Option.” A Stock Option is the right granted under the Plan to a Non-employee Director to purchase, at such time or times determined by the Committee pursuant to the plan and at such price or prices (“Option Price”) as are determined pursuant to the Plan, the number of shares of Common Stock determined by the Committee pursuant to the plan.
     B. “Common Stock.” A share of Common Stock means a share of authorized but unissued or reacquired Class A Common Stock (par value $0.001 per share) of the Company.
     C. “Fair Market Value.” If the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Board or the Committee after such consultation with outside legal, accounting and other experts as the Board or the Committee may deem advisable, and the Board or the Committee shall maintain a written record of its method of determining such value. If the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotes), for the date in question or, if the Common Stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as the case may be, on the date in question.
     D. “Non-employee Director.” A Non-employee Director is a director of the Company who is not also an employee of the Company.
     E. “Participant.” A participant is a Non-employee Director to whom a Stock Option is granted. In addition, in connection with the spin-off of the Company, certain current and former non-employee directors of EchoStar will be considered Participants in connection with their receipt of Replacement and Substitute Awards.
     F. “Replacement and Substitute Award” shall mean a Stock Option granted in connection with the spin-off of the Company to certain current and former non-employee directors of EchoStar pursuant to the terms of the employee matters agreement entered into between the Company and EchoStar, effective [                    ].
V. Option Grants
     A. Number of Shares. Upon the initial election or appointment of a Non-employee Director to the Board, the Non-employee Director shall be granted Stock Options to purchase an amount of shares of Common Stock to be determined by the Committee (subject to adjustment pursuant to Section VI.B. hereof) effective as of the last day of the calendar quarter in which such person is elected or appointed to the Board of Directors. The Committee in its discretion shall have the ability to make further grants to Participants.
     B. Price. The purchase price per share of Common Stock for the shares to be purchased pursuant to the exercise of any Stock Option shall be 100% of the Fair Market Value of a share of Common Stock as of the last day of the calendar quarter in which the Non-employee Director receiving the Stock Option is granted the Stock Option.
     C. Terms. Each Stock Option shall be evidence by a written agreement (“Option Agreement”) containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan.
VI. Shares of Common Stock Subject to the Plan
     A. Maximum Number. The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 250,000 authorized but unissued or reacquired shares. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.
     B. Capital Changes. In the event any changes are made to the shares of Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the purchase price of such shares; and (ii) the aggregate number of shares which may be made subject to Stock Options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.
VII. Exercise of Stock Options
     A. Time of Exercise. Subject to the provisions of the Plan, the Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Option. A Stock Option shall expire, to the extent not exercised, no later than five years after the date on which it was granted. The Committee may accelerate the vesting of any Participant’s Stock Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the Option Agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option.
     B. Six-Month Holding Period. The shares of Common Stock issued upon the exercise of a Stock Option may not be sold or otherwise disposed of within six months after the date of the grant of the Stock Option.

     C. Exchange of Outstanding Stock. The Committee, in its sole discretion, may permit a Participant to surrender to the Company shares of Common Stock previously acquired by the Participant as part or full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.
     D. Use of Promissory Note. The Committee may, in its sole discretion, impose terms and conditions, including conditions relating to the manner and timing of payments, on the exercise of Stock Options. Such terms and conditions may include, but are not limited to, permitting a Participant to deliver to the Company his promissory note as full or partial payment for the exercise of a Stock Option.
     E. Stock Restriction Agreement. The Committee may provide that shares of Common Stock issuable upon the exercise of a Stock Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant’s term as a director of the Company. The acceleration of time or times at which a Stock Option becomes exercisable may be conditioned upon the Participant’s agreement to such restrictions.
     F. Termination of Director Status Before Exercise. If a Participant’s term as a director of the Company shall terminate for any reason other than the Participant’s disability, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his director status for a period of three months (but in no event beyond five years from the date of grant of the Stock Option). If the Participant’s director status is terminated because the Participant is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of twelve months (but in no event beyond five years from the date of grant of the Stock Option). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.
     G. Disposition of Forfeited Stock Options. Any shares of Common Stock subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by Participant but may be made subject to Stock Options granted to other Participants.
VIII. No Effect Upon Stockholder Rights
     Nothing in this Plan shall interfere in any way with the right of the stockholders of the Company to remove the Participant from the Board pursuant to the Nevada General Corporation Law and the Company’s Certificate of Incorporation and Bylaws.
IX. No Rights as a Stockholder
     A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section VI.B., no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant’s Stock Option.
X. Assignability
     No Stock Option granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act (“ERISA”), or the rules thereunder. In the event of the Participant’s death, the Stock Option may be exercised by the personal representative of the Participant’s estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the Participant’s will or under the applicable laws of descent and distribution.
XI. Merger or Liquidation of the Company
     If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, all Stock Options outstanding under the Plan as of the day before the consummation of such sale, liquidation, merger or reorganization, to the extent not exercised, shall for all purposes under this Plan become exercisable in full as of such date even though the dates of exercise established pursuant to Section VII.A. have not yet occurred, unless the Board shall have prescribed other terms and conditions to the exercise of the Stock Options, or otherwise modified the Stock Options.
XII. Amendment
     The Board may, from time to time, alter, amend, suspend or discontinue the Plan, including where applicable, any modifications or amendments as it shall deem advisable in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan (for clarification purposes, in no event shall a “lock-up” be deemed to adversely affect any rights or obligations with respect to any stock options); and provided further that no such action shall, without the approval for the stockholders of the Company, (i) materially increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section VI.B.), or (ii) materially modify the requirements as to eligibility for participation in the Plan. Subject to the foregoing, the provisions of Article V of the Plan which set forth the number of shares of Common Stock for which Stock Options shall be granted, the timing of Stock Option grants and the Stock Option exercise price shall not be amended more than once every six (6) months other than to comport with changes in the Code, ERISA, or the rules thereunder.

XIII. Registration of Optioned Shares
     The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the “Act”), or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act and from the registration or qualification requirements of applicable state securities laws.
XIV. Brokerage Arrangements
     The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the shares acquired upon such exercise.
XV. Nonexclusivity of the Plan
     Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power of authority of the Board to adopt such other or additional compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Non-employee Directors, which the Company now has lawfully put into effect.
XVI. Replacement and Substitute Awards.
     Notwithstanding anything in this Plan to the contrary, any Stock Option that is intended to be a Replacement or Substitute Award granted in connection with the spin-off of the Company shall be subject to the same terms and conditions as the original EchoStar award to which it relates; provided, however that such awards shall be administered by the Committee. In this regard, all service with EchoStar shall be taken into account for purposes of determining the vesting and exercisability provisions of such Stock Options.
XVII. Effective Date
     This Plan was originally adopted by the Board of Directors and became effective on [                    ].